EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14(A) AND 15d-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, David Johnson, certify that:

1. I have reviewed this amendment to the Annual Report on Form 10-K of Alliqua BioMedical, Inc. (the “registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 24, 2019	By:	/s/ David Johnson
David Johnson
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)